Exhibit 99.1

Press Release

Contact:         Robert C. Singer

TESSCO Technologies

Chief Financial Officer

(410) 229-1378

singer@tessco.com

FOR IMMEDIATE RELEASE

TESSCO Achieved 55% Revenue Growth and $0.32 EPS for the
Fourth Quarter ended March 2004

Fiscal Year Revenues Grew 29% Reaching $352.7 Million

Earnings per Share were $0.65

HUNT VALLEY, MARYLAND, APRIL 22, 2004-TESSCO Technologies (Nasdaq:  TESS), a leading supplier of integrated product plus supply chain solutions™ to the wireless communications industry, today reported its financial performance for its fourth quarter and fiscal year ended March 28, 2004.

Comments from Chairman, President and Chief Executive Officer

Robert Barnhill, Chairman, President and Chief Executive Officer, stated: “TESSCO had an outstanding finish to a year of transition both within the wireless industry and TESSCO.  We finished our fourth quarter of fiscal year 2004 with record quarterly revenues of $107.6 million, and earnings per share of $0.32, driven by 55% revenue growth over the prior year quarter.  For the fiscal year, revenues grew 29% to a record $352.7 million, and earnings per share totaled $0.65.

In the fourth fiscal quarter, we made significant progress in growth of customers, revenues, profits and shareowner value.  It’s been three years since the collapse of wireless infrastructure capital expenditures and eighteen months since the destruction of our central sales, support, phone and data and computer operating center, and we are now building growth momentum by leveraging our strong foundation.  During this period we have been successful in strategically diversifying and transitioning TESSCO from dependence on wireless base-site investment to serving a broader market with a much wider product and service solution offering. TESSCO’s markets and product and service offerings are expanding and diversifying.

Our fiscal year results reflect the strength of our consumer business and the resumption of growth in our commercial business. Our 29% annual revenue growth was driven by 109% growth in consumer and 6% in commercial.  Contributing to this annual growth, fourth quarter affinity consumer-direct sales grew 148% and the commercial/government markets grew

-more-

17% over the prior year fourth quarter.  Our diversification into affinity consumer-direct sales channels is serving us well as we regain commercial momentum by developing new product solutions and served markets.

Looking at each of the three commercial lines of businesses, network infrastructure grew 18% for the year, mobile devices and accessories grew 10%, and installation, test and maintenance declined 17%. Throughout the year, installation, test and maintenance revenues related to repair and replacement parts were impacted by significant pricing reductions, overall improved quality of mobile handsets, and the in-sourcing of phone repair by the OEM’s.  The non-repair and replacement parts business, including training, is growing significantly and should result in overall installation, test and maintenance sales growth in coming quarters.

Broader communication of the TESSCO value proposition, stated below, combined with operational excellence, should drive consistent revenue and profit growth in the new year.

TESSCO delivers the product + supply chain solutions that wireless system operators and service organizations require to keep their networks and users on the air…

… And for organizations reselling to the end user, TESSCO leverages its “high touch and high tech” Knowledge-Configuration-Delivery-Control System capability to provide the marketing + sales solutions, in addition to the product + supply chain solutions, that are needed to better serve their customers.

… TESSCO’S marketing goal: supply what customers need, with service, speed, and lower total costs and inventories.

TESSCO’s growth goal is simple: supply more customers more of their product and service solutions, more often, with a higher level of customer service, productivity and profitability. We will continue to focus on expanding our affinity and consumer-direct phone and web store initiatives, leveraging our excellent e-commerce engine and consumer sales and small order fulfillment capability. Most importantly, we are striving to continue building the momentum in our commercial and government markets, growing the product and solution offerings and buyers and emphasizing cross-sell of our broad capabilities. While we remain focused on growing our carrier-cell site infrastructure market share, we expect a large portion of our commercial growth to come from our reseller, self maintained user, and government channels.   Our new initiatives in fixed wireless broadband access, security, training, and mobility devices and accessories will support these market initiatives.

As we move into the new fiscal year, our goals are set, and the objectives and strategies are well defined…we must continue the strong execution seen in our recent results.”

Financial Results for the Fourth Quarter and Fiscal Year

Total revenues reached $107.6 million for the fourth quarter, up 55% compared to $69.4      million for the fourth quarter of last fiscal year, and up 16% on a sequential basis as compared to the third quarter. Gross profit was $21.1 million for the fourth quarter compared to $17.6 million for the fourth quarter of last fiscal year and $19.9 million for the third quarter of fiscal 2004.  For the fourth quarter, gross profit margins for our total commercial sales channel were 26.1% as compared to 25.2% and 26.8% for the third quarter and last year’s fourth quarter, respectively.  Our commercial margins by product line have been sustained and the minor variations in margin are related to product mix within our lines of business.   Our gross profit margins for our affinity consumer-direct sales channel were 12.3% for the fourth quarter as compared to 14.8% and 21.9% for the third quarter and last year’s fourth quarter, respectively.  The affinity consumer-direct gross profit margin was impacted by the significantly increased volume of lower margin handset sales. As a result, total corporate gross profit margin for the quarter was 19.6% as compared to 21.4% for the third quarter and 25.4% for the fourth quarter of last fiscal year.

As gross profit increased 20% compared to the prior year quarter, total selling, general and administrative expenses increased only 2%. Due primarily to increased credit card fees, mostly related to the significant growth in our consumer business, interest, fees and other expense, net, increased $253,400 for the quarter compared to the prior year quarter.

Net income for the fourth quarter totaled $1.5 million.  Diluted earnings per share totaled $0.32 as compared to a third quarter loss per share of $0.12, which included the restructuring charge of $0.31, and as compared to the prior year’s quarter earnings per share of $0.10, which included a benefit from insurance proceeds of $0.16.  Not including the non-recurring items outlined above, diluted earnings per share for the quarter increased to $0.32 compared to $0.19 and a $0.07 loss per share for the third quarter and the prior year fourth quarter, respectively.

Revenues for fiscal year 2004 increased 29% to $352.7 million as compared to $273.9 million for the prior fiscal year.  Gross profit increased to $77.6 million in fiscal 2004 compared to $71.3 million in fiscal 2003.  For fiscal 2004, gross profit margin for our total commercial sales channel was 25.4% as compared to 26.2% for fiscal 2003.  Our commercial margins by product line have been sustained and the minor variation in margin is related to product mix within our lines of business.  Our gross profit margin for our affinity consumer-direct sales channel was 16.0% in fiscal 2004 as compared to 25.6% in fiscal 2003.  The affinity consumer-direct gross profit margin was impacted by the significantly increased volume of lower margin handset sales.  As a result, total corporate gross profit margin for the year was 22.0% as compared to 26.0% for last fiscal year.

Net income for the fiscal year totaled $2.9 million, after a $2.3 million restructuring charge and a $3.1 million benefit from insurance proceeds, as compared to net income of $3.0 million for the corresponding prior fiscal year, which included a $1.2 million benefit from insurance proceeds. Diluted earnings per share for fiscal year 2004 totaled $0.65, including the benefit from insurance proceeds of $0.41 and the restructuring charges of $0.31.  Diluted earnings per share for fiscal year 2003 was $0.67, including the benefit from insurance proceeds of $0.16.  Without regard to these non-recurring items, diluted earnings per share totaled $0.55 for fiscal year 2004 as compared to $0.51 for the prior fiscal year.

The Company ended the fiscal year with a strong balance sheet and corporate borrowings totaling $5.6 million, all of which are facility mortgages.  Cash flow from operations for the fiscal year was $12.7 million.

BUSINESS OUTLOOK

The following statements are based on current expectations of future events. These statements are forward-looking, and actual results may differ materially.  Continuing uncertainty in economic conditions make it particularly difficult to forecast product demand and other related matters.

The Company is estimating earnings per share in the first quarter of fiscal 2005 to be comparable to that achieved in the fourth quarter of fiscal 2004, due to the strong momentum in the affinity consumer-direct business and the regaining of commercial market growth.  Beyond the current quarter, visibility for the consumer business is difficult, thus the Company is not providing business outlook other than for the first quarter of fiscal 2005.

The Company has, however, set an internal fiscal 2005 threshold EPS target of $1.02 and a goal EPS target of $1.57, which are the basis of fiscal 2005 incentive compensation programs which include the previously announced Performance Stock Unit Award program.  These targets include the projected impact of the Program.

Though we see signs that the market in general is stabilizing, there can be no assurances that this trend will continue.

TESSCO expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, TESSCO may reiterate the Business Outlook published in this press release. At the same time, TESSCO will keep this press release and Business Outlook publicly available on its web site (www.tessco.com). However, the Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Fourth quarter and fiscal year end results will be discussed in a teleconference on April 23, 2004 at 10 a.m. ET.  The conference call will be webcast live on the Internet at http://www.tessco.com.

About TESSCO

TESSCO Technologies Incorporated, “the virtual link to a wireless world™,” has connected wireless customers with integrated product and supply chain solutions since 1982. As a virtual wireless superstore, TESSCO is Your Total Source® for everything needed to design, build, run, maintain or use wireless. TESSCO supplies more than 34,000 items – ranging from network infrastructure to mobile devices and accessories to installation, test and maintenance products and services – from more than 450 manufacturers. On the business-to-business side, TESSCO serves in excess of 14,000 customers per quarter, including wireless service providers, systems integrators, site owners, dealers, VARs, retailers, the government, and enterprises. Through its consumer-direct “affinity” channel, TESSCO sells via the Internet and telephone to more than 80,000 wireless subscribers per quarter on behalf of wireless service providers and manufacturers. Overall, TESSCO enables wireless industry participants to achieve on-time availability and a cost effective supply chain process, thus minimizing inventory and lowering total costs. To learn more, please see the award-winning Web site, www.TESSCO.com®.

This press release, and particularly the statements by Robert B. Barnhill, Jr. and the statements above under the heading Business Outlook contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, all of these forward looking statements are based on current expectations and may generally be identified by the use of the words “may,” “will,” “believes,” “should,” “expects,” “anticipates,” “estimates,” and similar expressions. Our future results of operations and other forward-looking statements contained in this release involve a number of risks and uncertainties. For a variety of reasons, actual results may differ materially from those described in any such forward-looking statement. Consequently, the reader is cautioned to consider all forward- looking statements in light of the risks to which they are subject. In addition to factors discussed above, other factors could cause actual results to differ materially. Such factors include, but are not limited to, the following: the Company’s dependence on a relatively small number of suppliers and vendors, which could hamper the Company’s ability to maintain appropriate inventory levels and meet customer demand; the effect that the loss of certain customers or vendors could have on the Company’s net profits; economic conditions that may impact customers’ ability to fund purchases of our products and services; the possibility that unforeseen events could impair the Company’s ability to service its customers promptly and efficiently, if at all; the possibility that, for unforeseen reasons, the Company may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; existing competition from national and regional distributors and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; and continuing changes in the wireless communications industry, including consolidation among customers, suppliers and others, risks associated with conflicting technologies, changes in technologies, inventory obsolescence and evolving Internet business models and the resulting competition.  Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

TESSCO TECHNOLOGIES INCORPORATED

Consolidated Statements of Income

	Fiscal Quarters Ended			Year Ended
	March 28, 2004	December 28, 2003	March 30, 2003	March 28, 2004	March 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)

Revenues	$107,623,000	$93,131,700	$69,392,100	$352,674,300	$273,913,400
Cost of goods sold	86,492,900	73,185,200	51,778,500	275,028,200	202,598,700

Gross profit	21,130,100	19,946,500	17,613,600	77,646,100	71,314,700

Selling, general and administrative expenses	18,100,300	18,067,500	17,794,300	71,606,400	66,264,800
Restructuring charges	—	2,285,700	—	2,285,700	—
Benefit from insurance proceeds	—	—	(1,212,500)	(3,054,000)	(1,212,500)
	18,100,300	20,353,200	16,581,800	70,838,100	65,052,300

Income (loss) from operations	3,029,800	(406,700)	1,031,800	6,808,000	6,262,400

Interest, fees and other expense, net	576,300	483,100	322,900	2,005,600	1,303,600

Income (loss) before provision for income taxes	2,453,500	(889,800)	708,900	4,802,400	4,958,800

Provision for (benefit from) income taxes	994,600	(347,000)	274,000	1,910,600	1,910,200

Net income (loss)	$1,458,900	$(542,800)	$434,900	$2,891,800	$3,048,600

Basic earnings (loss) per share	$0.33	$(0.12)	$0.10	$0.65	$0.68

Diluted earnings (loss) per share	$0.32	$(0.12)	$0.10	$0.65	$0.67

Basic weighted average shares outstanding	4,422,400	4,420,300	4,519,900	4,432,400	4,514,500

Diluted weighted average shares outstanding	4,509,300	4,420,300	4,521,400	4,469,000	4,525,600

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	March 28, 2004	March 30, 2003
	(audited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,765,600	$—
Trade accounts receivable, net	47,124,600	32,216,000
Insurance receivable from disaster	—	7,248,100
Product inventory	40,987,100	26,639,700
Deferred tax asset	2,079,000	2,258,600
Prepaid expenses and other current assets	2,494,300	3,606,300
Total current assets	99,450,600	71,968,700

PROPERTY AND EQUIPMENT, net	25,944,700	24,876,900
GOODWILL, net	2,452,200	2,452,200
OTHER LONG-TERM ASSETS	1,281,200	940,200
Total assets	$129,128,700	$100,238,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade accounts payable	$55,250,100	$27,474,200
Accrued expenses and other current liabilities	7,141,800	8,577,800
Revolving line of credit	—	—
Current portion of long-term debt	369,900	372,800
Total current liabilities	62,761,800	36,424,800

DEFERRED TAX LIABILITY	3,419,100	3,240,600
LONG-TERM DEBT, net of current portion	5,266,800	5,660,800
OTHER LONG-TERM LIABILITIES	1,347,500	926,000
Total liabilities	72,795,200	46,252,200

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	48,500	48,300
Additional paid-in capital	22,250,200	22,040,100
Treasury stock, at cost	(4,547,000)	(3,792,600)
Retained earnings	38,581,800	35,690,000
Total shareholders’ equity	56,333,500	53,985,800
Total liabilities and shareholders’ equity	$129,128,700	$100,238,000

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